EXHIBIT 5.1

July 18, 2003

Cytec Industries Inc.
Five Garret Mountain Plaza
West Paterson, NJ 07424

Ladies and Gentlemen:

     This opinion is furnished in connection with the filing by Cytec Industries Inc. (the  “Company”) with  the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration  Statement”) under the Securities Act of 1933, as amended. You have requested my opinion concerning the status under Delaware law of the 200,000 shares (the “Shares”) of the Company's Common Stock, $.01 par value per share, and up to $20,000,000 in principal amount of deferred compensation obligations  (the  “Obligations”) which may be issued pursuant to the terms of the Cytec Supplemental Savings and Profit Sharing Plan (the “Plan”).

     I am Vice President, General Counsel and Secretary of the Company and have acted as counsel in connection with the Registration Statement.  In that connection, I, or a member of my staff upon whom I have relied, have examined and am familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

     1.  Certificate of Incorporation of the Company as currently in effect;

     2.   By-Laws of the Company as currently in effect;

     3.  Resolutions of the Company's Board of Directors authorizing the issuance of the Company's Common Stock and the Obligations pursuant to the terms of the Plan and the registration of the Company's Common Stock and the Obligations under the Plan; and

     4.   The Plan.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original  documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.  I have also assumed that:  (i) all  actions required  to be taken  under the Plan by the Board of  Directors of the Company have been or will be taken by the Board of Directors of the Company; and (ii) at the time of issuance of the Shares under the Plan, the Company shall continue to have sufficient authorized and unissued shares of Common Stock reserved for issuance thereunder.

     Based upon and subject to the foregoing, I am of the opinion that:

     1.   The Company has the corporate power and authority under the General Corporation Law of the State of Delaware and under its Certificate of Incorporation and By-Laws to issue the Shares.

     2.   If and when any Shares are issued in accordance with the requirements of the Plan and assuming the continued updating and effectiveness of the Registration Statement and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, such Shares will be validly issued, fully-paid and nonassessable.

     3. The Obligations have been duly authorized and when deferred amounts are credited to the accounts of participants in accordance with the terms and conditions of the Plan, the Obligations will be valid and binding obligations of the Company or its subsidiaries, enforceable in accordance with the terms and conditions of the Plan, except as enforcement may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

     You acknowledge that I am admitted to practice only in the State of New York and am not an expert in the laws of any other jurisdiction.  No one other than the addressee and its assigns are permitted to rely on or distribute this opinion without the prior written consent of the undersigned.

     This opinion is limited to the General Corporation Law of the State of Delaware and federal law, although the Company acknowledges that I am not admitted to practice in the State of Delaware and am not an expert in the laws of that jurisdiction. I express no opinion with respect to the laws of any other jurisdiction.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and  further  consent to the use of my name wherever appearing in the Registration Statement and any amendment thereto.

Very truly yours,

/s/ Roy Smith
 Roy Smith, Esq.
Vice President, General Counsel and Secretary